EXHIBIT 10.14
Attalus Capital
Alternative Investment Solutions
December 1, 2006
Norm Sidler
National Investment Services, Inc.
777 E. Wisconsin Avenue
Suite 2350
Milwaukee, WI 53202-5306
Re:     Referral Arrangement
Dear Norm:
     Attalus Capital, L.L.C. (the “Manager”) has been pleased to work with National Investment Services, Inc. (“NIS”) during these past several years and we look forward to continuing our excellent relationship with NIS for many years to come. The purpose of this letter is to agree that the Amended and Restated Investment Sub-Advisory Agreement dated as of February 12, 2006 by and between the Manager and NIS (“Sub-Advisory Agreement”) will govern all past joint business between the two parties, including all additional subscriptions made by such past joint business and that this document will govern all new joint business commencing on and after the date of this letter agreement (“Agreement”).
1.	NIS shall continue to refer investors, including but not limited to, Jointly-Trusteed employee benefit plans, governmental pension plans and any other qualified purchaser (“Investor”) to the Manager with respect to one or more investment vehicles sponsored by the Manager provided, however, effective as of the date of this Agreement, all such referrals shall be governed by the terms set forth in this Agreement.

2.	NIS will coordinate its introductory services with the Manager’s own marketing efforts. As NIS identifies potential Investors (“Prospects”) it will relay, in writing, the names of those Prospects (each such notification is referred to in this Agreement as a “Referral Notice”) to ensure there is no conflict between the two organizations. The Manager reserves the right to reject any Prospect, and NIS understands that each Prospect, regardless of its consultant, will be treated as a separate Prospect and Investor. The Manager acknowledges that a new Prospect, not listed on the Referral Notice, may arise as a result of an existing relationship. If such an event occurs, the Manager and NIS agree to discuss in good faith the handling of such accounts. NIS, consistent with any fiduciary or other obligations it may owe to those Prospects, will recommend that the Prospects meet with and entertain proposals from the Manager’s personnel. NTS will also help the Manager in establishing relationships with Prospects referred by NIS. NIS represents and warrants that its entry into this Agreement will not violate any of its prior or current agreements, orders, or obligations.

3.	If a Prospect referred by NIS becomes a client of the Manager, the Manager shall notify NIS via e-mail or in writing with five (5) days after such Prospect has become a new client of the Manager. The Manager will pay a referral fee to NIS equal to a percentage of the fees received from the new client. The referral fee is further described in Paragraph 5 of this Agreement. As used in this Agreement, a “Prospect” means an
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2929 Arch Street . Suite 1500 . Philadelphia . PA 19104
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Investor that (i) was first identified and contacted by NIS; (ii) has been identified on a Referral Notice furnished by NIS to the Manager pursuant to Paragraph 2 above; and (iii) has signed and dated an Acknowledgment of Receipt, a copy of which has been delivered to the Manager by NIS pursuant to Paragraph 7 below. NIS will bear all expenses incurred by it in soliciting Prospects under this Agreement, except in those limited instances where the Manager specifically agrees in advance in writing to reimburse NIS for reasonable travel, entertainment or other expenses. Notwithstanding any provision of this Agreement to the contrary, the Manager will not be obligated to pay NIS any referral fee if, in the opinion of independent legal counsel mutually agreed upon by the parties, such payment would violate any law, rule or regulation to which the Manager is subject. The cost of such independent legal counsel will be shared equally by the parties to this Agreement.

4.	NIS will perform services under this Agreement in accordance with this Agreement, the Manager’s instructions concerning the Investment Advisers Act of 1940 (“Advisers Act”), U.S. Securities and Exchange Commission (“SEC”) rules and regulations thereunder, and other applicable U.S., state, or local law. The Manager will supply NIS with relevant material information and materials relating to the obligations imposed on solicitors under U.S. laws and regulations. NIS agrees to read and understand these materials and seek clarification regarding these materials from the Manager if needed.

5.	In compensation for performance of this Agreement, NIS will receive the following percentages per annum of the fees received by the Manager, which shall be paid quarterly in arrears for each Investor based upon the period during which such Investor became a client for so long as they remain a client of the Manager irrespective as to whether the Agreement is then in effect:

% per annum of fees
Period Prospect became Investor	received by the Manager
First 12 months	20%
Second 12 months	15%
Thereafter	10%
The Manager represents that the compensation paid to NIS will not result in additional charges or costs to the Manager’s clients. The Manager will pay the relevant referral fee amounts within 30 days following the receipt of the applicable fees from such Investor.

6.	NIS will not be an employee, agent or officer of the Manager, but will have the status of an “independent contractor.” Additionally, NIS shall have the status of an “unaffiliated solicitor” as contemplated by Rule 206(4)-3 adopted under the Advisers Act. NIS will not render any investment advice on behalf of the Manager. NIS is not authorized to act on behalf of or bind the Manager except as provided in this Agreement. NIS is not authorized to enter into any agreement or undertaking on behalf of the Manager. No agreement between the Manager and a Prospect will become effective until it is accepted by the Manager.

7.	NIS will provide the following documents to each Prospect who agrees to meet with or entertain a proposal for services by the Manager: (a) Part II of the Manager’s Form ADV
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(or a substitute brochure prepared by the Manager), and (b) NIS’ Disclosure Statement pertaining to the Manager, as required by Rule 206(4)-3 under the Advisers Act, a specimen copy of which is attached as Exhibit A. These documents are to be provided to the Prospect at the time NIS recommends the Manager to the Prospect or otherwise solicits the Prospect for the Manager. Additionally, NIS will obtain from each Prospect, and promptly forward to the Manager, a signed and dated Acknowledgment of Receipt of the documents referred to above (see Exhibit A) prior to, or at the time of, entering into any written or oral investment advisory contract. NIS will not make any representations regarding the Manager that are false or misleading or in any way inconsistent with, or otherwise not contained in, the written materials provided by the Manager, including Part II of the Manager’s Form ADV (or a substitute brochure prepared by the Manager) or other materials provided by the Manager for presentation to Prospects. Additionally, NIS will not deliver to Prospects any written materials concerning the Manager that have not been specifically approved by the Manager in advance in writing. If any Prospect desires further information about the Manager or its Services, NIS agrees to have the Prospect contact the Manager directly with NIS either present or not.

8.	The Manager represents and warrants that it has the necessary registrations, and agrees to maintain such registrations, as an investment adviser with the SEC and any other relevant jurisdiction, or has been advised by legal counsel that it is validly exempt or excluded from such registration.

9.	NIS represents and warrants that it is either (a) registered with state securities commissions in each jurisdiction in which NIS solicits, or (b) not required to be registered for such solicitation based on advice of counsel that registration is not necessary to conduct the services described in this Agreement in that particular jurisdiction. NIS will engage in solicitation activities only in jurisdictions where it is duly licensed or registered to engage in such activities or are exempt from licensing or registration for such activities.

10.	NIS hereby makes, and with the submission of each Referral Notice pursuant to Paragraph 2 above, NIS will be deemed to have repeated, the following representations, warranties and covenants that neither NIS nor any of its employees or agents is a person who is or has been (a) subject to an SEC order issued under Section 203(f) of the Advisers Act; (b) convicted within the previous ten (10) years of any felony or misdemeanor involving conduct described in Sections 203(e)(2)(A)-(D) of the Advisers Act; (c) found by the SEC to have engaged, or been convicted of engaging, in any of the conduct specified in paragraphs (1), (5) or (6) of Section 203(e) of the Advisers Act; or (d) subject to an order, judgment or decree described in Section 203(e)(4) of the Advisers Act (individually or collectively, a “Statutory Disqualification”). NIS will promptly notify the Manager in writing if its or any of its employees or agents becomes subject to a Statutory Disqualification and NIS will promptly refund to the Manager any referral fees previously paid by the Manager to NIS, to which it would otherwise have become entitled under this Agreement, after such time NIS or any of its employees or agents becomes subject to a Statutory Disqualification.

11.	This Agreement will continue in effect for a period of three (3) years as of the date of signing, unless certain specific circumstances arise, as described below. Should this
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Agreement not be renewed upon its three year termination, the Manager’s obligations to continue any existing payment obligations to NIS as such payment obligations existed on the termination date for so long as the Prospects referred by NIS remain as clients of the Manager shall not be affected. In the event of this Agreement being terminated by either party, a mutually agreed upon client list will be prepared prior to termination of this Agreement and will be signed by the Chairman of NIS and the Manager. The Manager or NIS may terminate this Agreement immediately on written notice to the other if the Manager or NIS is in breach of any representation, warranty or covenant in this Agreement This Agreement will terminate automatically if and when any representation or warranty by NIS contained in Paragraph 9 and 10, or by the Manager contained in Paragraph 8, ceases to be true and correct in all respects. Any such termination of this Agreement will not affect NTS’ obligation to refund referral fees under Paragraph 10 above.

12.	All notices required to be delivered under this Agreement will be delivered in person or by U.S. mail, overnight courier, telecopier (with a hard copy in the U.S. mail), in each case prepaid and addressed as follows (or to such other addresses as the parties may specify to one another in writing):

If to the Manager:	If to NIS:

Attalus Capital, L.L.C.	National Investment Services, Inc.
2929 Arch Street	737 N.Michigan Ave # 1520
Suite 1500	Chicago, IL 60611
Philadelphia, PA 19104	Phone: 312-335-8300
Phone: 215-495-0800	Fax: 312-335-9656
Fax: 215-495-0801	Attention: Robert Kelly
Attention: Patrick Egan
13.	(A)	NIS will indemnify the Manager and its directors, officers, employees, affiliates and agents and hold them harmless against any loss, liability or expense incurred by any of them arising out of or in connection with any breach by NIS of this Agreement or any act, omission or violation of law by NIS or its employees or agents, as well as the costs and expenses of investigating and defending against any claim, suit, action or proceeding in which such loss, liability or expense is asserted in a court of competent jurisdiction, by a government agency or authority, or pursuant to the arbitration provisions in this Agreement, against the Manager or its officers, directors, employees, affiliates or agents.

	(B)	The Manager will indemnify NIS, its employees, and agents and will hold them harmless against any loss, liability or expense incurred by any of them arising out of or in connection with any breach by the Manager of this Agreement or any act, omission or violation of law by the Manager or any of its officers, directors, employees, affiliates or agents, as well as the costs and expenses of investigating and defending against any claim, suit, action or proceeding in which such loss, liability or expense is asserted in a court of competent jurisdiction, by a government agency or authority, or pursuant to the arbitration provisions in this Agreement, against NIS, its employees, or agents.
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2929 Arch Street . Suite 1500 . Philadelphia . PA 19104
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14.	(A) This Agreement is made and will be governed under and shall be construed in accordance with the internal laws of the State of Delaware.

(B) This Agreement may not be assigned without the written consent of the non-assigning party, and any purported assignment violating this provision will be void.

(C) If any provision of this Agreement is or becomes inconsistent with any present or future law, rule or regulation of any governmental or regulatory body having jurisdiction over the subject matter of this Agreement, the provision will be deemed rescinded or modified in accordance with any such law, rule or regulation. In all other respects, this Agreement will continue in full force and effect.

(D) No provision of this Agreement may be waived or modified unless in writing and signed by the party against whom such waiver or modification is sought to be enforced. Either party’s failure to insist on strict compliance with this Agreement or any continued course of conduct on its part will in no event constitute or be considered a waiver by such party of any right or privilege.

(E) This Agreement supersedes and terminates the Sub-Advisory Agreement except with respect to Prospects existing prior to the date of this Agreement, which agreement shall continue to be governed by the Sub-Advisory Agreement and contains the entire understanding between the parties concerning the subject matter of this Agreement. The representations, warranties and obligations of the parties hereunder will survive the termination of this Agreement.

(F) This Agreement may be signed in one or more counterparts, all of which will be considered one and the same agreement, and will become effective when one or more of such counterparts have been signed by each party and delivered to the other party.

15.	In the event of a dispute concerning any provision of this Agreement, the Manager and NIS agree that all disputes shall be submitted to binding arbitration under the commercial arbitration rules of the American Arbitration Association. All arbitration proceedings shall be brought and take place in Philadelphia, Pennsylvania. In no way shall the foregoing constitute a limitation or waiver of rights that the Manager or NIS may have under state or federal securities laws to pursue a remedy by other means. This Agreement shall be binding upon the parties hereto when signed by the Manager and accepted by NIS with its signature in the space provided below.
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www.attaluscapital.com

     Please confirm NIS’ agreement with the above terms by signing and returning to us one copy of this signed Agreement.

Very truly yours, ATTALUS CAPITAL, L.L.C.
By:	/s/ Patrick C. Egan
	Name:	Patrick C. Egan
	Title:	President

NATIONAL INVESTMENT SERVICES, INC.
/s/ Norman E. Sidler
Name:
Title:	Vice President
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EXHIBIT A
DISCLOSURE STATEMENT
     National Investment Services, Inc. (the “Solicitor”) proposes to introduce you to Attalus Capital, L.L.C. (the “Manager”) for the purpose of your possibly becoming a client of the Manager to receive its services (the “Services”). The Services include investment management services. Regulations require the Solicitor and the Manager to disclose to you the nature of our arrangements.
     We have an arrangement with the Manager under which we refer prospective clients to the Manager in exchange for a referral fee of up to twenty percent annually of the fees received by the Manager from its clients referred by the Solicitor during the time they remain as clients of the Manager. The referral fees paid by the Manager are not passed on to clients referred by us and do not increase the fees the Manager charges to its clients for the Services.
     The Solicitor and the Manager are not affiliated. In addition, The Solicitor is not authorized to provide investment advice on behalf of the Manager or to act for or bind the Manager. No agreement you make with the Manager will become effective until accepted by the Manager.
ACKNOWLEDGMENT OF RECEIPT
     I acknowledge receipt of Part II of the Manager’s Form ADV (or a substitute brochure), as well as a copy of this Disclosure Statement describing the arrangements between the Solicitor and the Manager.

Signature:	Date:

(Printed Name)